UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2005

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina		27517
(Address of Principal Executive Offices)		(Zip Code)

(919) 913-1030

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

Executive Compensation

On December 16, 2005, the Compensation Committee of the Board of Directors of POZEN Inc. (the “Company”) approved the following annual base salaries for 2006 and annual incentive awards for 2005 performance for the named executive officers of the Company:

Name	Position	2006 Base Salary		Cash Bonus		Number of Stock Options
John R. Plachetka	Chairman, President and Chief Executive Officer	$430,710	(1)	$258,426		168,750

Marshall E. Reese	Executive Vice President, Product Development	$301,600	(2)	$116,000		75,000

William L. Hodges	Chief Financial Officer and Senior Vice President, Finance and Administration	$244,180	(2)	$93,915		75,000

Kristina M. Adomonis	Senior Vice President of Business Development	$225,278	(2)	$21,661	(3)	18,750	(3)

W. James Alexander	Senior Vice President of Product Development	$294,000	(1)	$123,200		82,500

John E. Barnhardt	Vice President, Finance and Administration	$194,250	(1)	$74,000		75,000

(1)	Represents a 5% increase in annual base salary.
(2)	Represents a 4% increase in annual base salary.
(3)	If Ms. Adomonis achieves certain specified business development objectives during 2006, she will be entitled to receive an additional cash bonus of up to $56,320 and up to 48,750 additional incentive stock options.

The stock options described above will be granted on the first business day in January 2006 pursuant to, and subject to, the terms of the Company’s 2000 Equity Compensation Plan, as amended and restated (the “Equity Plan”), and will be incentive stock options, except for those options to be granted to Dr. Plachetka, which will be non-qualified stock options. The stock options will (i) have a ten-year term, (ii) have an exercise price equal to the Nasdaq reported closing sale price of the Company’s common stock on the date of grant, (iii) vest annually over four years, subject to continued employment, and (iv) otherwise be granted on the same standard terms and conditions as other stock options granted pursuant to the Equity Plan.

The Company’s compensation package for its executive officers includes base salary, cash bonuses, stock options and other incentive awards and benefits. The adjustments to base salary set forth above, which will become effective as of January 1, 2006, were made in connection with such officer’s annual performance review and were based on a company-wide salary adjustment target level approved by the Compensation Committee.

Cash bonuses and stock options are awarded by the Compensation Committee based on each executive officer’s annual cash bonus and stock option targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each executive officer. As a part of this performance evaluation, the Compensation Committee considers the achievement of the Company’s overall corporate goals and the achievement of the executive officer’s individual goals during the year. For 2005, Dr. Plachetka’s cash bonus target was 70% of his 2005 annual base salary, and his target stock option award was 187,500 options. The cash bonus target of each of the other executive officers was 40% of his or her 2005 annual base salary, and the target stock option award was 75,000 options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L Hodges
Name: William L. Hodges
Title: Chief Financial Officer

Date: December 22, 2005